EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITOR


      I consent to the reference to me under the caption "Experts" and to the use of my report, dated March 17, 2000, of the Financial Statements of Harmony Trading Corp. for the years ended December 31, 1998 and 1999, in the Registration Statement on Form SB-2, Pre-effective Amendment No. 2 and related prospectus of Harmony Trading Corp. for the registration of 1,265,000 shares of its common stock.


                                                      /s/ Thomas P. Monahan
                                                      ---------------------
                                                      THOMAS P. MONAHAN


April 13, 2000
Paterson, New Jersey